UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Amendment No. 1

ActivIdentity Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	45-0485038
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

6623 Dumbarton Circle, Fremont, California	94555
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Preferred Stock Purchase Rights	The NASDAQ Global Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:                               (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:  None

AMENDMENT NO. 1 TO FORM 8-A

ActivIdentity Corporation hereby amends the following items, exhibits or other portions of our Form 8-A, filed on July 25, 2008, as set forth below.

Item 1.                                 Description of Securities to be Registered

Item 1 of the Form 8-A filed by ActivIdentity Corporation (the “Company”) on July 25, 2008, is hereby amended by adding the following:

“On October 11, 2010, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Assa Abloy Inc., an Oregon corporation (“Parent”), and FitAcquisition, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will be merged with and into the Company (the “Merger”), on the terms and subject to the conditions set forth in the Merger Agreement.  In connection with the Merger Agreement, the Company and the Rights Agent executed Amendment No. 1 to the Stockholder Rights Agreement (the “Amendment”).

In connection with the Merger Agreement and the transactions contemplated thereby, the Amendment provides that (i) none of Parent nor any of its Affiliates (as defined in the Rights Agreement) shall be an Acquiring Person (as defined in the Rights Agreement) under the Rights Agreement and (ii) neither a “Shares Acquisition Date” nor “Distribution Date” (each as defined in the Rights Agreement) shall occur and the Rights will not separate from the Common Shares (as defined in the Rights Agreement), in each case, solely by reason of execution, delivery, performance or consummation of the transactions contemplated pursuant to the Merger Agreement, including the Merger.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 4.1 hereto and incorporated herein by reference.”

Item 2.                                 Exhibits

Exhibit Number	Description
3.1	Certificate of Designations of Series A Junior Participating Cumulative Preferred Stock of ActivIdentity Corporation (1)

4.4	Stockholder Rights Agreement, dated as of July 25, 2008, between ActivIdentity Corporation and American Stock Transfer & Trust Company LLC, as Rights Agent (2)

4.4.1	Amendment No. 1, dated October 11, 2010, to the Stockholder Rights Agreement, dated July 25, 2008, between ActivIdentity Corporation and American Stock Transfer & Trust Company LLC (3)

(1)              Incorporated by reference to the Company’s Form 8-A filed with the Securities and Exchange Commission on July 25, 2008 (filed as Exhibit 3.1)

(2)              Incorporated by reference to the Company’s Form 8-A filed with the Securities and Exchange Commission on July 25, 2008 (filed as Exhibit 4.1)

(3)              Incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 12, 2010 (filed as Exhibit 4.4.1)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ACTIVIDENTITY CORPORATION

Date: October 12, 2010	By:	/s/ Jacques D. Kerrest
Jacques D. Kerrest
Chief Financial Officer and
Chief Operating Officer

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EXHIBIT INDEX

Exhibit Number	Description
3.1	Certificate of Designations of Series A Junior Participating Cumulative Preferred Stock of ActivIdentity Corporation (1)

4.4	Stockholder Rights Agreement, dated as of July 25, 2008, between ActivIdentity Corporation and American Stock Transfer & Trust Company LLC, as Rights Agent (2)

4.4.1	Amendment No. 1, dated October 11, 2010, to the Stockholder Rights Agreement, dated July 25, 2008, between ActivIdentity Corporation and American Stock Transfer & Trust Company LLC

(1)              Incorporated by reference to the Company’s Form 8-A filed with the Securities and Exchange Commission on July 25, 2008 (filed as Exhibit 3.1)

(2)              Incorporated by reference to the Company’s Form 8-A filed with the Securities and Exchange Commission on July 25, 2008 (filed as Exhibit 4.1)

(3)              Incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 12, 2010 (filed as Exhibit 4.4.1)

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